Exhibit 99.1

MedAssets Reports Fourth Quarter and Full-Year 2012 Financial Results

ATLANTA--(BUSINESS WIRE)--February 20, 2013--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its fourth quarter and full year ended December 31, 2012. Fourth quarter results are summarized in the table below:

($ in millions, except per share)	4Q-12	4Q-11	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$99.1	$103.1	- 3.9%
Revenue Cycle Management (RCM)	64.7	53.7	20.6
Total Net Revenue	163.8	156.8	4.5%
Net (loss) income	(14.4)	4.1	nm
(Loss) earnings per share (EPS) – diluted	(0.25)	0.07	nm
Non-GAAP adjusted EBITDA	55.0	53.7	2.4%
Non-GAAP adjusted EPS - diluted	$ 0.27	$0.32	- 15.6
Weighted average shares - diluted [a]	58.1	58.5	- 0.6%

(a) Given the Company’s net loss for the three months ended December 31, 2012, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

Net Revenue

Fourth Quarter

Total net revenue for the fourth quarter of 2012 increased 4.5% to $163.8 million from $156.8 million for the fourth quarter of 2011. Net revenue in the SCM segment decreased 3.9% to $99.1 million from net revenue of $103.1 million for the fourth quarter of 2011, due primarily to an expected year-over-year decline in performance fee revenue, partially offset by growth in embedded management services, workforce management and Service Line Analytics. Net revenue in the RCM segment increased 20.6% to $64.7 million from $53.7 million for the fourth quarter of 2011 as services-related revenue increased 50.8% due primarily to growth from the implementation of a number of customers, and technology-related revenue grew 10.6% due to growth in subscription fees from multiple products.

Full Year

Total net revenue for full-year 2012 increased 10.7% to $640.1 million from $578.3 million for full-year 2011. Comparing period-over-period organic growth, total net revenue of $640.1 million for full-year 2012 increased 9.5% from total non-GAAP net revenue of $584.5 million (including non-GAAP acquisition-related purchase accounting revenue adjustments) for full-year 2011. Net revenue in the SCM segment grew 6.3% to $393.6 million from non-GAAP net revenue of $370.2 million for full-year 2011. Net revenue from the RCM segment increased 15.1% to $246.5 million from $214.3 million for full-year 2011 as services-related revenue increased 21.6% and technology-related revenue grew 12.3%.

Non-GAAP Adjusted EBITDA

Fourth Quarter

Total non-GAAP adjusted EBITDA was $55.0 million, or 33.6% of total net revenue, for the fourth quarter of 2012, a 2.4% increase from total non-GAAP adjusted EBITDA of $53.7 million, or 34.2% of total non-GAAP net revenue, for the fourth quarter of 2011. This year-over-year increase was due to consolidated net revenue growth offset by a year-over-year decline in performance fee revenue.

Full Year

For full-year 2012, total non-GAAP adjusted EBITDA was $207.3 million, or 32.4% of total net revenue, a 12.6% increase over total non-GAAP adjusted EBITDA of $184.1 million, or 31.5% of total non-GAAP net revenue, for full-year 2011.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Fourth Quarter

The Company reported a net loss for the fourth quarter of 2012 of $14.4 million, or a loss of $0.25 per share, due to debt extinguishment charges to write off $20.0 million of non-cash deferred financing costs and original issue discount, as well as an $8.2 million swap termination expense concurrent with its new debt agreement completed in December 2012. For the fourth quarter of 2011, the Company reported net income of $4.1 million, or earnings of $0.07 per share.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) decreased 15.6% to $0.27 per share for the fourth quarter of 2012, versus non-GAAP adjusted EPS of $0.32 per share for the fourth quarter of 2011.

Full Year

For full-year 2012, the Company reported a net loss of $6.9 million, or a loss of $0.12 per share, due to the debt extinguishment charges referenced earlier. For full-year 2011, the Company reported a net loss of $15.5 million, or a loss of $0.27 per share, due to acquisition and integration-related expenses associated with the acquisition of The Broadlane Group in November 2010 and subsequent integration.

Non-GAAP adjusted EPS was $1.13 per share for full-year 2012, a 14.1% increase over non-GAAP adjusted EPS of $0.99 per share for full-year 2011.

Cash Flow and Capital Resources

Cash provided by operating activities was $157.9 million for full-year 2012, a 27.1% increase from $124.2 million in 2011. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) for full-year 2012 was $91.4 million, up 21.6% from non-GAAP free cash flow of $75.2 million for full-year 2011.

The Company’s balance sheet at December 31, 2012 included $871.3 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 4.2 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

2013 Financial Guidance

MedAssets introduced full-year 2013 financial guidance, as follows:

($ in millions, except per share)	FY 2013	Y-Y % change
Net Revenue:
SCM segment	$414.0 - 422.0	5.2 - 7.2%
RCM segment	255.0 - 263.0	3.4 - 6.7
Total Net Revenue	670.0 - 684.0	4.7 - 6.9
Non-GAAP adjusted EBITDA	215.0 - 225.0	3.7 - 8.5%
GAAP EPS – diluted	0.33 - 0.43	nm
Non-GAAP adjusted EPS – diluted	$1.22 - 1.32	8.0-16.8%

Non-GAAP Contracted Revenue

At December 31, 2012, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $600.7 million (SCM segment - $364.7 million; RCM segment - $236.0 million), a year-over-year increase of 5.6%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, February 20, 2013
Phone:	866-200-6965 (or 646-216-7221 for international/local callers), PIN code 10489277
Webcast:	http://ir.medassets.com, “Events & Presentations” page; Archive will be available for over 30 days
Replay:	Call 866-206-0173 or 646-216-7204 (PIN code 279334)

Note: The live webcast will include a PowerPoint presentation. A PDF copy of the slide presentation is available on the “Events & Presentations” page at http://ir.medassets.com in conjunction with today’s event.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 4,200 hospitals and 122,000 non-acute healthcare providers. The company currently manages more than $50 billion in supply spend and touches over $365 billion in gross patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; acquisition-related purchase accounting revenue adjustments; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2013 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at http://ir.medassets.com.The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2012	2011	% Change	2012	2011	% Change
Revenue:
Administrative fees, net	$66,163	$70,567	-6.2%	$266,915	$249,599	6.9%
Other service fees	97,617	86,214	13.2%	373,206	328,673	13.5%

Total net revenue	163,780	156,781	4.5%	640,121	578,272	10.7%

Operating expenses:
Cost of revenue	38,035	31,200	21.9%	138,618	121,771	13.8%
Product development expenses	7,706	7,177	7.4%	28,483	26,823	6.2%
Selling and marketing expenses	13,729	13,543	1.4%	60,438	56,997	6.0%
General and administrative expenses	52,617	53,994	-2.6%	218,194	203,101	7.4%
Acquisition and integration-related expenses	1,536	1,838	-16.4%	6,348	24,551	-74.1%
Depreciation	8,774	5,988	46.5%	30,190	22,402	34.8%
Amortization of intangibles	17,401	19,810	-12.2%	72,652	80,510	-9.8%

Total operating expenses	139,798	133,550	4.7%	554,923	536,155	3.5%

Operating income	23,982	23,231	3.2%	85,198	42,117	102.3%
Other income (expense):
Interest expense	(15,323)	(17,141)	-10.6%	(66,045)	(71,083)	-7.1%
Loss on debt extinguishment	(28,196)	-		(28,196)	-
Other income	236	851	nm	685	3,621	nm

(Loss) income before income taxes	(19,301)	6,941	nm	(8,358)	(25,345)	nm
Income tax (benefit) expense	(4,947)	2,794	nm	(1,480)	(9,851)	nm

Net (loss) income	(14,354)	4,147	nm	(6,878)	(15,494)	nm

Basic net (loss) income per share	(0.25)	0.07	nm	(0.12)	(0.27)	nm

Diluted net (loss) income per share	$(0.25)	$0.07	nm	$(0.12)	$(0.27)	nm

Weighted average shares — basic	58,087	57,189		57,452	57,298
Weighted average shares — diluted	58,087	58,451	-0.6%	57,452	57,298	0.3%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
In 000s, except share and per share amounts	2012	2011

ASSETS
Current assets
Cash and cash equivalents	$13,734	$62,947
Accounts receivable, net of allowances of $3,046 and $3,891 as of December 31, 2012 and
December 31, 2011, respectively	96,346	104,039
Deferred tax asset, current	11,126	15,434
Prepaid expenses and other current assets	21,791	18,488

Total current assets	142,997	200,908

Property and equipment, net	134,361	101,471
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	330,163	403,371
Other	42,869	61,381
Other long term assets	1,400,879	1,492,599

Total assets	$1,678,237	$1,794,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$25,487	$21,185
Accrued revenue share obligation and rebates	74,274	70,906
Accrued payroll and benefits	40,085	33,265
Other accrued expenses	14,145	17,811
Current portion of deferred revenue	55,756	48,459
Deferred purchase consideration	-	120,136
Current portion of notes payable	15,500	6,350
Current portion of finance obligation	233	213

Total current liabilities	225,480	318,325

Notes payable, less current portion	544,500	572,300
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,046	9,287
Deferred revenue, less current portion	14,393	14,148
Deferred tax liability	125,394	129,635
Other long term liabilities	801	7,670

Total liabilities	1,244,614	1,376,365

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 59,324,000 and 57,857,000
shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	593	579
Additional paid in capital	688,431	670,618
Accumulated other comprehensive loss	-	(4,061)
Accumulated deficit	(255,401)	(248,523)

Total stockholders’ equity	433,623	418,613

Total liabilities and stockholders’ equity	$1,678,237	$1,794,978

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Twelve Months Ended
In 000s	December 31,	December 31,
	2012	2011

Operating activities:
Net loss	$(6,878)	$(15,494)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Bad debt expense	735	181
Depreciation	32,049	23,627
Amortization of intangibles	73,209	81,067
Loss on sale of assets	370	418
Non-cash stock compensation expense	10,291	5,023
Excess tax benefit from exercise of equity awards	(1,495)	(956)
Amortization of debt issuance costs	7,390	7,445
Loss on debt extinguishment	19,987	-
Non-cash interest expense, net	514	3,784
Deferred income tax benefit	(3,212)	(12,734)

Changes in assets and liabilities	24,913	31,835

Cash provided by operating activities	157,873	124,196

Investing activities:
Purchases of property, equipment, and software	(26,221)	(16,976)
Capitalized software development costs	(40,205)	(31,997)

Cash used in investing activities	(66,426)	(48,973)

Financing activities:
Proceeds from notes payable	550,000	-
Borrowings from revolving credit facility	140,000	-
Repayment of notes payable	(578,650)	(56,350)
Repayment of revolving credit facility	(130,000)	-
Repayment of finance obligations	(676)	(665)
Payment of deferred purchase consideration	(120,136)	-
Debt issuance costs	(9,777)	-
Excess tax benefit from exercise of equity awards	1,495	956
Issuance of common stock, net of offering costs	7,684	1,975
Purchase of treasury shares	(600)	(5,028)

Cash used in financing activities	(140,660)	(59,112)

Net (decrease) increase in cash and cash equivalents	(49,213)	16,111
Cash and cash equivalents, beginning of period	62,947	46,836

Cash and cash equivalents, end of period	$13,734	$62,947

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2012		2011 [b]			% Change
Non-GAAP gross administrative fees	$106,347		$104,082			2.2%
Other service fees	97,617		86,214			13.2%
Non-GAAP gross fees	203,964	RSO %	190,296	RSO %		7.2%
Non-GAAP revenue share obligation (RSO)	(40,184)	37.8%	(33,515)	32.2%		19.9%
Net revenue	$163,780		$156,781			4.5%

In 000s
	Twelve Months Ended December 31,
	2012		2011 [b]			% Change
Non-GAAP gross administrative fees	$427,698		$384,560			11.2%
Other service fees	373,206		328,673			13.5%
Non-GAAP gross fees	800,904	RSO %	713,233	RSO %		12.3%
Non-GAAP RSO	(160,783)	37.6%	(134,961)	35.1%		19.1%
Net revenue	$640,121		$578,272			10.7%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2012		2011		% Change
Net revenue
Spend and Clinical Resource Management ("SCM")	$99,079		$103,113		-3.9%
Revenue Cycle Management ("RCM")	64,701		53,668		20.6%
Total net revenue	163,780		156,781		4.5%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$44,047	44.5%	$49,624	48.1%	-11.2%
RCM	17,919	27.7%	13,986	26.1%	28.1%
Corporate	(7,005)		(9,933)		-29.5%
Total non-GAAP Adjusted EBITDA	54,961	33.6%	53,677	34.2%	2.4%

In 000s	Twelve Months Ended December 31,
	2012		2011		% Change
Net revenue
SCM	$393,571		$363,997		8.1%
RCM	246,550		214,275		15.1%
Total net revenue	640,121		578,272		10.7%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [b]	-		6,245
Total non-GAAP net revenue	$640,121		$584,517		9.5%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$176,893	44.9%	$165,672	45.5%	6.8%
RCM	59,451	24.1%	49,635	23.2%	19.8%
Corporate	(29,006)		(31,202)		-7.0%
Total non-GAAP Adjusted EBITDA	207,338	32.4%	184,105	31.5%	12.6%

(b) Figures for the twelve months ended December 31, 2011 include acquisition-related purchase accounting revenue adjustments of $6.2 million, which represents the net amount of: (i) approximately $9.4 million in gross administrative fees and $1.6 million in other service fees primarily based on vendor reporting received relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $4.8 million relating to the same period. There were no related adjustments for the 2012 periods.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net (loss) income	$(14,354)	$4,147	$(6,878)	$(15,494)

Depreciation	8,774	5,988	30,190	22,402
Depreciation (included in cost of revenue)	506	410	1,859	1,225
Amortization of intangibles	17,401	19,810	72,652	80,510
Amortization of intangibles (included in cost of revenue)	140	140	557	557
Interest expense, net	15,324	17,141	66,041	71,069
Income tax (benefit) expense	(4,947)	2,794	(1,480)	(9,851)

Non-GAAP EBITDA	$22,844	$50,430	$162,941	$150,418

Share-based compensation	2,495	2,078	10,291	5,023
RCM management restructuring expenses	-	442	-	1,646
Rental income from capitalized building lease	(110)	(111)	(438)	(438)
Purchase accounting adjustments	-	-	-	6,245
Acquisition and integration-related expenses	1,536	1,838	6,348	24,551
Loss on debt extinguishment	28,196	-	28,196	-
Insurance settlement	-	(1,000)	-	(3,340)

Non-GAAP Adjusted EBITDA	$54,961	$53,677	$207,338	$184,105

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET (LOSS) INCOME AND (LOSS) EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In 000s, except per share data	2012	2011	2012	2011

Net (loss) income	$(14,354)	$4,147	$(6,878)	$(15,494)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	18,015	20,473	75,103	83,226
Pre-tax non-cash, share-based compensation	2,495	2,078	10,291	5,023
Pre-tax acquisition and integration-related expenses	1,536	1,838	6,348	24,551
Pre-tax RCM management restructuring expenses	-	442	-	1,646
Pre-tax purchase accounting adjustments	-	-	-	6,245
Pre-tax deferred payment interest expense accretion	-	679	-	3,082
Pre-tax loss on debt extinguishment	28,196	-	28,196	-
Pre-tax insurance settlement	-	(1,000)	-	(3,340)
Tax effect on pre-tax adjustments [c]	(20,097)	(9,804)	(47,975)	(48,173)

Non-GAAP adjusted net income	$15,791	$18,853	$65,085	$56,766

(Loss) Income Per Share (EPS) - diluted	$(0.25)	$0.07	$(0.12)	$(0.27)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.31	0.35	1.31	1.45
Pre-tax non-cash, share-based compensation	0.04	0.04	0.18	0.09
Pre-tax acquisition and integration-related expenses	0.03	0.03	0.11	0.43
Pre-tax RCM management restructuring expenses	-	0.01	-	0.03
Pre-tax purchase accounting adjustments	-	-	-	0.11
Pre-tax deferred payment interest expense accretion	-	0.01	-	0.05
Pre-tax loss on debt extinguishment	0.49	-	0.49	-
Pre-tax insurance settlement	-	(0.02)	-	(0.06)
Tax effect on pre-tax adjustments [c]	(0.35)	(0.17)	(0.84)	(0.84)

Non-GAAP adjusted EPS - diluted	0.27	$0.32	1.13	$0.99

Weighted average shares - diluted (in 000s) [d]	58,087	58,451	57,452	57,298

(c) The Company used a tax rate of 40.0% for the three and twelve months ended December 31, 2012 and 2011 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(d) Given the Company’s net loss for the three and twelve months ended December 31, 2012 and for the twelve months ended December 31, 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2013 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2013
	(Low)	(High)

Net Income	$20,000	$26,000

Depreciation	41,700	41,700
Depreciation (included in cost of revenue)	1,500	1,500
Amortization of intangibles, acquisition-related	62,700	62,700
Interest expense, net	51,700	51,700
Income tax expense	13,400	17,400

Non-GAAP EBITDA	191,000	201,000

Share-based compensation	14,400	14,400
Acquisition and integration-related expenses	10,000	10,000
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$215,000	$225,000

SUPPLEMENTAL 2013 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2013
	(Low)	(High)

Net Income	$20,000	$26,000

EPS - diluted	0.33	0.43

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.07	1.07
Pre-tax non-cash, share-based compensation	0.24	0.24
Pre-tax acquisition and integration-related expenses	0.17	0.17

Tax effect on pre-tax adjustments [e]	(0.59)	(0.59)

Non-GAAP adjusted EPS - diluted	$1.22	$1.32

Fully diluted weighted average shares outstanding	60,200	60,200

(e) The Company uses a tax rate of 40.0% to calculate the tax effect of each adjustment for its 2013 EPS guidance since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In millions	12.31.11	3.31.12	6.30.12	9.30.12	12.31.12

SCM segment	350.3	356.5	373.1	370.6	364.7
RCM segment	218.4	222.7	230.3	232.8	236.0
Total	568.7	579.2	603.4	603.4	600.7

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011 [f]
Amount of share-based compensation included in:
Cost of revenue	630	309	2,165	1,362
Product development expense	58	90	181	267
Selling & marketing expense	420	317	1,489	559
General & administrative expense	1,387	1,362	6,456	2,835

Total	$2,495	$2,078	$10,291	$5,023
(f) During the three months ended June 30, 2011, we recorded an adjustment of ($6,537) to share-based compensation expense based on our probability assessment of performance achievement relating to certain performance-based restricted stock grants and SSAR grants.

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Twelve Months Ended
	December 31,
	2012	2011

Cash provided by operating activities	$157,873	$124,196
Purchases of property, equipment and software	(26,221)	(16,976)
Capitalized software development costs	(40,205)	(31,997)

Non-GAAP free cash flow	$91,447	$75,223

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustments; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-related purchase accounting revenue adjustments reflect an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations require that the Company estimate the amount of client supply purchases (the driver of administrative fee revenue) occurring prior to the Broadlane acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports were received and cash was collected, the Company did not recognize revenue for these acquisition-related purchase accounting revenue adjustments.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com